UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2007, USEC Inc.’s ("USEC" or the "Company") wholly owned subsidiary, United States Enrichment Corporation, and the Tennessee Valley Authority ("TVA") entered into an amendment to the 10-year power contract between TVA and United States Enrichment Corporation dated July 11, 2000. This contract provides for our purchase from TVA of electric power for the Paducah, Kentucky uranium enrichment plant. A one-year agreement on price and quantities under the power contract was scheduled to expire on June 1, 2007. The amendment provides for the quantity and pricing of power purchases for the five-year period June 1, 2007 through May 31, 2012, extending the overall term of the power contract by two additional years to May 31, 2012.

The quantity of power purchases under the amendment generally ranges from 300 megawatts at all hours in the summer months (June – August) to up to 2,000 megawatts at all hours in the non-summer months. This is an increase from existing quantities in the non-summer months. During the last two years of the contract, the quantity of non-summer power purchases is reduced to a maximum of 1,650 megawatts at all hours. This is designed to provide a transition down for the TVA power system because of the significant amount of power being purchased by USEC.

Because of the increased quantities, the amendment also provides for an increase in the amount of financial assurances we provide to TVA to support our payment obligations. These include a letter of credit and weekly prepayments based on the price and usage of power.

Pricing under the amendment continues to consist of a summer and a non-summer base energy price through May 31, 2008. Beginning June 1, 2008, the price consists of a base energy price that increases moderately on an annual basis. All years remain subject to a fuel cost adjustment to reflect changes in TVA’s fuel costs, purchased power costs, and related costs. The initial power price under the amendment is expected to represent a modest reduction from the actual price paid under the previous one-year pricing, in each case after taking into account the fuel cost adjustment. The impact of future fuel cost adjustments is uncertain and our cost of power could fluctuate in the future.

Consistent with past practice, we have also agreed to purchase from TVA and another third party, at market-based prices, additional megawatts of power during the summer months of 2007.

TVA, which operates several commercial nuclear power reactors, is also one of our 10 largest customers.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

June 1, 2007	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)